UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
February 16, 2011
UNIFI, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-10542 (Commission File Number)	11-2165495 (IRS Employer Identification No.)

7201 West Friendly Avenue Greensboro, North Carolina (Address of Principal Executive Offices)	27410 (Zip Code)
Registrant’s telephone number, including area code: (336) 294-4410
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.
On February 16, 2011, Unifi, Inc. (the “Registrant”) issued a press release announcing that it has completed the previously announced redemption of an aggregate principal amount of $30,000,000 of its 11.5% Senior Secured Notes due 2014 (the “Notes”). The Company redeemed the Notes pursuant to terms of the Indenture (the “Indenture”), dated as of May 26, 2006, at 105.75% of the principal amount plus unpaid and accrued interest. The total aggregate redemption price was approximately $32.6 million, including approximately $0.9 million in accrued interest. The Company financed the redemption through borrowings under its revolving credit facility. Upon completion of this partial redemption, approximately $133.7 million principal amount of the Notes remain outstanding.
     A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 16, 2011 concerning the completion of the redemption of a portion of its 11.5% Senior Secured Notes due 2014.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIFI, INC.
By:	/S/ CHARLES F. MCCOY
Charles F. McCoy
Vice President, Secretary and General Counsel

Dated: February 17, 2011

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated February 16, 2011 concerning the completion of the redemption of a portion of its 11.5% Senior Secured Notes due 2014.